                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. ___)


Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of Commission Only
[ X ]  Definitive Proxy Statement (as permitted by Rule 14a-6(e)(2))
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12

                               ANSOFT CORPORATION
--------------------------------------------------------------------------------
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                 NOT APPLICABLE
--------------------------------------------------------------------------------
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):

[ X ]  No fee required.

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------

       (2) Aggregate number of securities to which transaction applies:

           ---------------------------------------------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-1 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           ---------------------------------------------------------------

       (4) Proposed maximum aggregate value of transaction:
                                                            ---------------

       (5) Total fee paid:
                           ------------------------------------------------

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:
                                  ----------------------------------------
       (2) Form, Schedule or Registration  No.:
                                                --------------------------
       (3) Filing Party:
                        --------------------------------------------------
       (4) Date Filed:
                      ----------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                   TO BE HELD ON THURSDAY, SEPTEMBER 11, 1997

To Our Stockholders:

         The Annual Meeting of Stockholders (the "Annual Meeting") of Ansoft Corporation, a Delaware corporation (the "Company"), will be held on Thursday, September 11, 1997, at 9:00 a.m., local time, at the Sheraton Hotel, 7 Station Square Drive, Pittsburgh, Pennsylvania 15219-1119, for the following purposes:

     1. To elect six directors to serve on the Company's Board of Directors to serve until the 1998 Annual Meeting of Stockholders. Please see page 2.

     2. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") increasing the number of authorized shares of the Company's common stock, par value $.01 per share (the "Common Stock"), from 10,000,000 shares of Common Stock to 25,000,000 shares of Common Stock. Please see page 3.

     3. To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent accountants to audit the books and accounts of the Company for the year ending April 30, 1998. Please see page 5.

     4. To transact such other business as may properly come before the Annual Meeting and any and all adjournments and postponements thereof.

         The Board of Directors has fixed the close of business on July 16, 1997 as the record date for the determination of holders of the Company's Common Stock entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

         The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the accompanying Proxy Statement for further information with respect to the business to be transacted at the Annual Meeting, including those items listed above.

         You are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card promptly. The return of the enclosed proxy card will not affect your right to revoke your proxy or to vote in person if you do attend the Annual Meeting.

                                    By Order of the Board of Directors,

                                    Nicholas Csendes
                                    President and Chief Executive Officer

Pittsburgh, Pennsylvania
August 15, 1997

       YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU OWNED ON THE RECORD DATE.

         PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE IT, SIGN IT AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY PROMPTLY.

                               ANSOFT CORPORATION
                         Four Station Square, Suite 660
                           Pittsburgh, Pa 15219-1119

                                PROXY STATEMENT

                              GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors ("Board") of Ansoft Corporation, a Delaware corporation (the "Company"), for use at the Company's 1997 Annual Meeting of Stockholders (together with any and all adjournments and postponements thereof, the "Annual Meeting") to be held on Thursday, September 11, 1997, at 9:00 a.m., local time, at the Sheraton Hotel, 7 Station Square Pittsburgh, Pennsylvania 15219-1119, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the "Notice"). This Proxy Statement, together with the accompanying Notice and the enclosed proxy card, are first being sent to stockholders on or about August 15, 1997.

RECORD DATE; VOTING SECURITIES; VOTING AND PROXIES

         The Board has fixed the close of business on July 16, 1997 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date"). On the Record Date, there were 8,994,987 shares of common stock of the Company, par value $.01 per share ("Common Stock"), outstanding. Each share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting. Abstentions may be specified as to all proposals to be brought before the Annual Meeting other than the election of directors.

         Shares can be voted at the Annual Meeting only if the stockholder is present in person or is represented by proxy. If the enclosed proxy card is properly executed and returned prior to voting at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, shares represented by executed proxies will be voted as recommended by the Board. Brokers, banks and other nominee holders will be requested to obtain voting instructions of beneficial owners of stock registered in their names, and shares represented by a duly completed proxy submitted by such a nominee holder on behalf of a beneficial owner will be voted to the extent instructed by the nominee holder on the proxy card. Rules applicable to nominee holders may preclude them from voting shares held by them in nominee capacity on certain kinds of proposals unless they receive voting instructions from the beneficial owners of the shares (the failure to vote in such circumstances is referred to as a "broker non-vote").

         The Board knows of no matters which are to be brought before the Annual Meeting other than those set forth in the accompanying Notice. If any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy card, or their duly appointed substitutes acting at the Annual Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

         Any proxy may be revoked at any time prior to its exercise by attending the Annual Meeting and voting in person, by notifying the Secretary of the Company of such revocation in writing or by delivering a duly executed proxy bearing a later date, provided that such notice or proxy is actually received by the Company prior to the taking of any vote at the Annual Meeting.

         The cost of solicitation of proxies for use at the Annual Meeting will be borne by the Company. Solicitations will be made primarily by mail or by facsimile, but regular employees of the Company may solicit proxies personally or by telephone. In addition, the Company has retained American Stock Transfer to act as the Company's registrar and transfer agent and to assist in the solicitation of proxies from brokers, nominees, institutions and individuals on behalf of the Company. In return for such services, the Company pays American Stock Transfer & Trust Company a monthly $500 fee. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and the Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

QUORUM; VOTES REQUIRED

         The presence at the Annual Meeting, in person or by proxy, of shares of Common Stock representing at least a majority of the total number of shares of Common Stock entitled to vote on the Record Date will constitute a quorum for purposes of the Annual Meeting. Shares represented by duly completed proxies submitted by nominee holders on behalf of beneficial owners will be counted as present for purposes of determining the existence of a quorum (even if some such proxies reflect broker non-votes). In addition, abstentions will be counted as present for purposes of determining the existence of a quorum.

         A majority of the votes cast at the Annual Meeting are required for the adoption of the proposals described below. Broker non-votes will be treated as shares that neither are capable of being voted nor have been voted and, accordingly, will have no effect either on the minimum number of affirmative votes necessary or the outcome of the election of directors. Abstentions will be counted as shares present at the Annual Meeting and will thus increase the minimum number of affirmative votes necessary to approve these proposals. Because they will not be recorded as votes in favor of such proposals, however, abstentions will have the effect of votes against such proposals.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

         The Amended and Restated Certificate of Incorporation,(the "Certificate of Incorporation"), and the By-Laws of the Company provide that the number of directors (which is to be not less than three) is to be determined from time to time by resolution of the Board. The Board is currently comprised of six persons. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management's six nominees named below, each of whom is presently a director of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for any nominee, if any, who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until his successor has been elected and qualified or until the earlier of his death, resignation, or removal.

         The names of the nominees for the Board of Directors, and certain information about them, is set forth below.

                                  Director
Name                        Age   Since      Principal Occupation
----                        ---   -----      --------------------
Zoltan J. Cendes, Ph.D.     51    1984       Chief Research Scientist and
                                             Chairman of the Board
Nicholas Csendes            53    1984       President, Chief Executive Officer
                                             and Director
Thomas A.N. Miller          49    1984       Director
Jacob K. White, Ph.D.(1)    38    1996       Director
John N. Whelihan (1)        53    1996       Director
Ulrich L. Rohde, Ph.D.      57    1997       Director

------------
 (1) Member of the Compensation and Audit Committees.

         Dr. Zoltan J. Cendes is a founder of Ansoft and has served as Chairman of the Board of Directors of the Company and its chief research scientist since its formation in 1984. Since 1982, Dr. Cendes has been a university professor in electrical and computer engineering at Carnegie Mellon University. Dr. Cendes has lectured throughout North America, Europe and Asia on the topic of electromagnetics and finite element analysis and has published over 100 publications on these topics. Dr. Cendes directs the research efforts of Ansoft.

         Nicholas Csendes is a founder of Ansoft and has served as President, Chief Executive Officer and Secretary since 1992 and as a director since 1984. Mr. Csendes was a senior investment officer with Sun Life of Canada for over 15 years. Since 1985, Mr. Csendes has been involved with various public and private companies including a publicly-held interactive software company, and has been an officer, director and controlling stockholder of American Banner Resources, Inc. ("ABR"), a privately-held holding company with various interests in real estate and public and private securities, including a 24.17% beneficial ownership interest in Ansoft.

         Thomas A.N. Miller is a founder of Ansoft and has served as a director since 1984 and as Chief Financial Officer from 1994 to May of 1997. From 1989 to 1994, Mr. Miller was an officer, director and controlling stockholder of Southwest Gas. Mr. Miller was a founder of ITN and served as Chairman of the Board of ITN from its inception in 1988 to 1994, and as Chief Executive Officer of ITN from its inception to December 1992. Since 1981, Mr. Miller has been President, director and controlling stockholder of ABR and its predecessor companies.

         Dr. Jacob K. White became a director of the Company in February 1996. Since 1991, Dr. White has been an Associate Professor in Electrical Engineering and Computer Science at the Massachusetts Institute of Technology ("MIT"). From 1987 to 1991, he was an Assistant Professor at MIT.

         John N. Whelihan became a director of the Company in March 1996. For the past five years Mr. Whelihan has served as Vice President of Sun Life of Canada ("Sun Life"). In his position with Sun Life, Mr. Whelihan is in charge of U.S. private placements. Sun Life is a major international financial institution focusing on the sale of life insurance and retirement products.

         Dr. Ulrich L. Rohde became a director of the Company in April 1997 in connection, with Ansoft's acquisition of Compact Software, Inc. ("Compact") on April 9, 1997. Dr. Rohde was the majority shareholder, president and chief executive officer of Compact and he has over 20 years of expertise in the microwave systems technology. Dr. Rohde was an adjunct professor of electrical engineering at the University of Florida, Gainesville, and is currently an adjunct professor at George Washington University. Dr. Rohde has lectured on the topic of microwave circuit simulation and design throughout North America, Europe and Asia and has published numerous articles and books on these topics.

         Dr. Zoltan J. Cendes and Mr. Nicholas Csendes are brothers. There are no other family relationships between any of the directors or executive officers of the Company.

THE BOARD RECOMMENDS VOTING FOR ALL OF THE NOMINEES LISTED ABOVE.

                                   PROPOSAL 2

       PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO
                        INCREASE AUTHORIZED COMMON STOCK

         The Board recommends that the stockholders adopt an amendment to the Company's Certificate of Incorporation increasing the authorized number of shares of Common Stock of the Company from 10,000,000 to 25,000,000 shares. On June 17, 1997, the Board approved an amendment to the Certificate of Incorporation, subject to approval by the Company's stockholders, which amends Article FOURTH of the Company's Certificate of Incorporation to increase the authorized Common Stock so that, as amended,

Article FOURTH shall read as provided in the Stockholders Resolution attached as Exhibit A to this Proxy Statement.

        If this proposal is approved by the stockholders, the additional shares of authorized Common Stock will become part of the existing class of Common Stock, and the additional shares, when issued, will have the same rights and privileges as the shares of Common Stock now issued. There are no pre-emptive rights relating to the Common Stock.

         The increase in the authorized Common Stock will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue the newly-authorized Common Stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or NASD regulations. To the extent that the additional authorized shares are issued in the future, they will decrease existing stockholders' percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to existing stockholders.

         The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could also have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued Common Stock could (within the limits imposed by applicable law) be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

         If this proposal is approved by the stockholders, the additional shares of authorized Common Stock will become effective upon the filing of a Certificate of Amendment as required by the General Corporation Law of the State of Delaware which the Company intends to file and record as promptly as practicable after the Annual Meeting. The Board may make any and all changes to the form of amendment that it deems necessary in order to file the Certificate of Amendment with the Secretary of State of the State of Delaware. The Board may also abandon or delay the amendment at any time before or after the Annual Meeting and prior to the effective date of the amendment if for any reason the Board deems it advisable to do so.

REASONS FOR PROPOSED AMENDMENT

         The proposed increase in authorized Common Stock will enable the Company to:

         1) Issue Common Stock in connection with raising additional equity capital or in connection with acquisitions, mergers and other financing transactions involving the issuance of securities.

         2) Issue Common Stock without the expense and delay of a special meeting of stockholders except as otherwise required by applicable law or the rules of the NASD.

         3) Issue Common Stock with respect to the granting of securities under the 1988 Stock Option Plan, the 1995 Stock Option Plan or pursuant to other management compensation arrangements which the Board may adopt.

         4) Issue Common Stock in connection with stock splits or stock dividends.

         The Certificate of Incorporation of the Company presently authorizes the issuance of up to 10,000,000 shares of Common Stock, plus an additional 1,000,000 shares of Preferred Stock. Although the Company has no present plan, agreements or understandings regarding the issuance of the proposed additional shares of Common Stock, the Board believes that the adoption of this amendment is advisable because it will provide the Company with greater flexibility in connection with possible future transactions, stock splits or stock dividends, other corporate purposes, and other programs to facilitate expansion and growth of the Company. At July 18, 1997, there were 8,994,987 shares of Common Stock issued and outstanding and, an additional 992,217 shares of Common Stock reserved for issuance under the 1988 Stock Option Plan and the 1995 Stock Option.

         Taking into account the foregoing reserved shares of Common Stock, as of July 18, 1997, a total of 9,987,204 shares of Common Stock are issued and outstanding or reserved for grant or exercise.

         The Board believes that it is in the best interests of the Company to have authorized and available 25,000,000 shares of Common Stock in order to have sufficient authorized but unissued and unreserved shares to provide the necessary flexibility and alternatives to allow management of the Company to meet the needs described above.

VOTE REQUIRED

         The affirmative vote of a majority of the shares of Common Stock outstanding as of the Record Date for the Annual Meeting is required to approve this proposal

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ADOPTION OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION WHICH WILL INCREASE THE AUTHORIZED COMMON STOCK TO 25,000,000.

                                   PROPOSAL 3
              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

         The Board has selected KPMG Peat Marwick LLP to serve as the Company's principal accountants for the year ending April 30, 1998. A representative of KPMG Peat Marwick LLP will be present at the Annual Meeting and will have the opportunity to make a statement, if such person desires to do so, and to respond to appropriate questions.

         The proposal to ratify the selection of KPMG Peat Marwick LLP will be approved by the stockholders if it receives the affirmative vote of a majority of the shares present and entitled to vote on the proposal. If a proxy card is specifically marked as abstaining from voting on the proposal to approve the ratification of the selection of KPMG Peat Marwick LLP as independent accountants, the abstention will have the effect of a vote against the proposal, even though the shares represented thereby will not be counted as having been voted against the proposal. Broker non-votes will be treated as shares not capable of being voted on the proposal and, accordingly, will have no effect on the outcome of voting on the proposal.

         THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS INDEPENDENT ACCOUNTANTS.

        INFORMATION RELATING TO BOARD OF DIRECTORS AND COMMITTEES THEREOF

COMMITTEES

         The Board met three times during the fiscal year ended April 30, 1997. The Board has an Audit Committee and a Compensation Committee. The Board does not have a standing Nominating Committee. No director attended fewer than 75% of the total number of meetings of the Board and the meetings of any committee of the Board on which he served during the fiscal year ended April 30, 1997.

         During the fiscal year ended April 30, 1997, the Audit Committee met one time. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's auditors, the scope of the annual audits, fees paid to the auditors, the performance of the Company's auditors and the accounting practices of the Company. Dr. Jacob K. White and John N. Whelihan, who were not at any time during the year ended April 30, 1997, or at any other time, officers or employees of the Company, are the only members of the Audit Committee.

         The Compensation Committee establishes salaries, incentives and other forms of compensation for officers and other employees of the Company and administers the stock option plans of the Company. Dr. Jacob K. White and John
N. Whelihan, who were not at any time during the year ended April 30, 1997, or at any other time, officers or employees of the Company, are the only members of the Compensation Committee. The Compensation Committee did not meet during fiscal 1997.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         On April 9, 1997, Dr. Ulrich L. Rohde, a director of the Company and a nominee for re-election to the Company's Board of Directors, sold 810 shares of common stock of Compact Software, Inc., a Delaware Corporation ("Compact"), to the Company pursuant to a stock purchase agreement. Additionally, in the same transaction, Dr. Meta Rohde, the wife of Dr. Ulrich Rohde, sold 190 common shares of Compact common stock to the Company. (Hereinafter, Dr. Ulrich Rohde's Compact shares and Dr. Meta Rohde's Compact shares are collectively referred to as the "Compact Shares".) The Compact Shares represented all of the validly issued and outstanding shares of Compact. As consideration for the Compact Shares, Dr. Ulrich Rohde and Dr. Meta Rohde received in the aggregate $3,000,000 in cash and 1,272,728 shares of Ansoft Common Stock. Additionally, pursuant to the terms of the stock purchase agreement, upon the Company's receipt of full payment of an account receivable on Compact's financial reports, the Company paid Dr. Ulrich Rohde and Dr. Meta Rohde, in the aggregate, $311,413.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of the Company's Common Stock, to file reports of, and changes to, their beneficial ownership of such securities with the Securities and Exchange Commissioner and to furnish copies of all filed Section 16(a) forms to the Company.

         Based solely on its review of the copies of such forms received by it and representations from certain representing persons that no Form 5 filings were received for those persons, the Company believes the all such filings under the Exchange Act in the fiscal year ended April 30, 1997 were filed in a timely fashion.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table summarizes the aggregate cash compensation for services in all capacities to the Company for the year ended April 30, 1997 for the Chief Executive Officer and each of the executive officers of the Company whose total annual salary and bonus exceeded $100,000 during the fiscal year ended April 30, 1997, and compensation received by each such individual for the Company's two prior years (the "Named Executive Officers").

                                                                                             Long-Term Compensation
                                                         Annual Compensation                       Awards
                                                 -------------------------------------------------------------------
                                                                                                   Securities
Name and Principal Position            Year           Salary ($)          Bonus ($)          Underlying Options (#)
---------------------------            ----           ----------          ---------          ----------------------
Nicholas Csendes                       1997            $120,000             $4,800                     --
  President and                        1996            $120,000               --                       --
  Chief Executive Officer              1995            $120,000               --                       --

Zoltan J. Cendes, Ph.D.                1997            $120,000             $4,800                     --
  Chairman of the Board and            1996            $108,333               --                       --
  Chief Research Scientist             1995            $ 80,000               --                     200,000


EMPLOYEE STOCK OPTION PLANS

         1988 Stock Option Plan. The Company's 1988 Stock Option Plan (the "1988 Plan") provides for grants of both "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and "non-qualified stock options" which are not qualified for treatment under Section 422 of the Code. The purposes of the 1988 Plan are to encourage ownership of the Common Stock of the Company by employees in order to attract employees, induce them to remain in the employ of the Company and provide additional incentive for such employees to promote the success of the Company. The term of the options granted under the 1988 Plan has generally been three years, although the 1988 Plan permits the grant of options which may remain outstanding for up to ten years from the date of grant. If an employee who has been granted an option ceases to be an employee of the Company for any reason other than death, disability or termination by the Company for cause, such employee may exercise that option only during the three-month period following the date of termination, and only to the extent that the option was exercisable on the date of termination. An employee of the Company whose employment is terminated due to death or disability may exercise outstanding options up to six months following the date of such termination to the extent that such options are exercisable on the date of termination. Options automatically expire upon termination of an employee for cause. No option granted under the 1988 Plan is transferable.

         1995 Stock Option Plan. The Company's 1995 Stock Option Plan (the "1995 Plan") provides for grants of both "incentive stock options" within the meaning of Section 422 of the Code and "non-qualified stock options" which are not qualified for treatment under the Code. The purposes of the 1995 Plan are to attract, retain and reward persons providing services to the Company and to provide incentive for such persons to contribute to the growth and profits of the Company in the future. The 1995 Plan provides that the options shall expire no more than ten years from the date of grant. If an employee who has been granted an option ceases to be an employee of the Company for any reason other than termination by the Company for cause, such employee may exercise that option only during the three-month period following the date of termination, and only to the extent that the option was exercisable on the date of termination. Options automatically expire upon termination of an employee for cause. No option granted under the 1995 Plan is transferable.

         As of April 30, 1997, options to purchase 992,217 shares of the Company's Common Stock were outstanding under the 1988 and 1995 Plans and 221,950 shares of the Company's Common Stock were reserved and available for future grants.

FISCAL YEAR-END OPTION VALUES

                                               Number of Securities                   Value of Unexercised
                                          Underlying Unexercised Options           In-the-Money Options at FY
                                                  at FY-End (#)                             End ($)
Name                                        Exercisable/Unexercisable            Exercisable/Unexercisable (1)
----                                      --------------------------------------------------------------------
Nicholas Csendes                                        --                                     --

Zoltan J. Cendes, Ph.D.                          155,200/120,000                         $225,750/$0


(1) Value per share is defined as the market price of Ansoft stock at year end minus the per share exercise price of the option. The market price of Ansoft stock on April 30, 1997 was $4.75.

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL AGREEMENTS

         Other than the Company's standard form of Non-Competition and Confidentiality Agreement, the Company does not presently have any employment contracts in effect with the Named Executive Officers, including any compensatory plans or arrangements resulting from the resignation, retirement or other termination of the Named Executive Officers. Compensation for the Named Executive Officers is currently set by the Board of Directors of the Company.

DIRECTOR COMPENSATION

         Directors receive $1,000 per meeting which they attend and are reimbursed for all reasonable expenses incurred by them in attending meetings of the Board of Directors and its committees. On September 10, 1996, the Board of Directors (Messrs. White and Whelihan abstaining) approved the repricing of the exercise price on those stock options held by Jacob K. White and John N. Whelihan. The repricing lowered the exercise price from $8.50 per share to $6.00 per share on Messrs. White and Whelihan's respective option grants for those stock options which had vested and those options due to vest.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         All executive compensation decisions are made by the Compensation Committee of the Board of Directors (the "Compensation Committee") which is currently composed of two independent, non-employee directors, Jacob K. White and John N. Whelihan.

         With respect to the compensation of executive officers other than the President and Chief Executive Officer, the Compensation Committee received and considered significant input from the President. There are currently no employment agreements with any of the executive officers which fix the annual salaries of the executive officers, and no part of executive compensation has been strictly tied to statistical operating performance criteria, other than the bonus plan discussed below.

         Based on a review of public filings by other comparable publicly-held software companies, the Compensation Committee believes that the annual base salaries and bonuses of the Company's executive officers, including its Chief Executive Officer, generally are and have been set no higher than (and in some cases, significantly lower than) the annual base salaries and bonuses paid to executive officers of other software companies. In light of the significant equity ownership of the Chief Executive Officer and some of the other executive officers, the Compensation Committee has prior to fiscal 1997 judged it unnecessary to set annual base salaries and bonuses with respect to such executive officers at levels which are competitive with those of other software companies.

         During the past fiscal year, the Company granted bonuses to its Chief Executive Officer, Chief Research Scientist and to all of the Company's employees. All of the Company's employees participate in a Company-sponsored bonus plan under which the Company awards bonuses based on the achievement of certain revenue milestones.

                             COMPENSATION COMMITTEE

                                 Jacob K. White
                                John N. Whelihan

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         Jacob K. White and John N. Whelihan serve as members of the Compensation Committee of the Board of Directors. Neither Mr. White nor Mr. Whelihan is or has been an officer or employee of the Company.

            COMPARISON OF CUMULATIVE TOTAL RETURN SINCE APRIL 3, 1996

         The following graph shows the cumulative total stockholder return on the Common Stock from April 3, 1996 (the last trading day before the date of the Company's initial public offering) through April 30, 1997, as compared to the returns of the Total Return Index for The Nasdaq Stock Market (US) and the Nasdaq Computer Index. The graph assumes that $100 was invested in the Common Stock of the Company and in the Total Return Index for The Nasdaq Stock Market (US) and the Nasdaq Computer Index as of April 3, 1996, and assumes reinvestment of dividends.

                               Total Return Index

    Measurement period                  Ansoft                      The Nasdaq                 Nasdaq Computer
   (Fiscal Year covered)              Corporation                Stock Market (US)                  Index
--------------------------------------------------------------------------------------------------------------
          4/3/96                        100                           100                          100
          4/30/96                        84                           108                          113
          4/30/97                        44                           114                          142


                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of April 30, 1997 (i) by each person who is known by the Company to beneficially own more than five percent of the Company's Common Stock, (ii) by each of the Company's directors (each of whom has been nominated to serve an additional one year term), (iii) by the Named Executive Officers, and (iv) by all current executive officers and directors as a group.

                                          Amount and Nature of               Percent of
Beneficial Owner (1)                      Beneficial Ownership (2)             Class
--------------------                      ------------------------             -----
American Banner Resources, Inc. (3)              2,174,100                    24.17%
Thomas A.N. Miller (4)                           2,949,053                    32.79%
Nicholas Csendes (5)                             2,944,053                    32.73%
Ulrich L. and Meta M. Rohde                      1,272,728                    14.5%
Zoltan J. Cendes (6)                               865,818                     9.46%
Jacob K. White (7)                                  12,000                    *
John N. Whelihan (8)                                16,000                    *
All directors and officers as a group
   (6 persons) (4)(5)(6)(7)                      5,885,552                    64.15%

--------------
*Less than 1%.

(1) Unless otherwise indicated, the address of each of the persons whose name appears in the table above is: c/o Ansoft Corporation, Four Station Square, Commerce Court Building, Suite 660, Pittsburgh, Pennsylvania 15219.

(2) The information contained in the table above reflects "beneficial ownership" of the Common Stock within the meaning of Rule 13d-3 of the Exchange Act. Unless otherwise indicated, all shares of Common Stock are held directly with sole voting and dispositive power.

(3) Does not include 774,953 shares held by Thomas A.N. Miller, an officer, director and controlling stockholder of ABR, or 769,953 shares held by Nicholas Csendes, also an officer, director and controlling stockholder of ABR.

(4) Includes 2,174,100 shares held by ABR, of which Mr. Miller is an officer, director and controlling stockholder, but excludes 147,000 shares held by trusts for the benefit of certain family members of Mr. Miller with respect to which trusts Mr. Miller is not a trustee and disclaims any beneficial ownership.

(5) Includes 2,174,100 shares held by ABR, of which Mr. Csendes is an officer, director and controlling stockholder, but excludes 152,000 shares held by trusts for the benefit of certain family members of Mr. Csendes with respect to which trusts Mr. Csendes is not a trustee and disclaims any beneficial ownership.

(6) Includes 155,200 shares issuable upon exercise of options exercisable within 60 days of April 30, 1997.

(7) Includes 12,000 shares issuable upon exercise of options exercisable within 60 days of April 30, 1997.

(8) Includes 12,000 shares usuable upon exercise of options exercisable within 60 days after April 30, 1997. Also included 4,000 shares jointly owned with his spouse.

                                 OTHER MATTERS

SHAREHOLDER PROPOSALS

         Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), stockholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next annual meeting of the Company's stockholders by submitting such proposals to the Company in a timely manner and by including with such proposal the information specifically called for by Rule 14a-8. In order to be so included in the Company's 1997 proxy statement and to be properly considered at the 1997 Annual Meeting, stockholder proposals must be received by the Company no later than May 14, 1998, and must otherwise comply with the requirements as set forth in Rule 14a-8.

         The Company's bylaws provide that nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder of the Company entitled to notice of, and to vote at, any meeting called for the election of directors. Nominations by stockholders shall be made in writing and shall be received by the Chairperson of the Board of Directors not later than (i) with respect to an election of directors to be held at an annual meeting of Stockholders, sixty (60) days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election of directors to be held at a special meeting of stockholders, the close of business on the fifteenth (15th) day following the date on which notice of such meeting is first given to stockholders or public disclosure of the meeting is made. Such notification shall include the following information to the extent known to the notifying stockholder: (a) the name and residence address of each proposed nominee and of the nominating stockholder; (b) the principal occupation of each proposed nominee; (c) a representation that the nominating stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (d) the total number of shares of the Company that will be voted for each proposed nominee; (e) the total number of shares of the Company owned by the nominating stockholder; (f) a description of all arrangements or understandings between the nominating stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the nominating stockholder; (g) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed with the Securities and Exchange Commission (see Item 7 of Schedule 14A to Regulation 14A of the Exchange Act); and (h) the consent of each nominee to serve as a director of the Company if so elected. If the information submitted to the Company within the time prescribed above is determined by the Chairperson of the Board of Directors to be deficient in any manner, the Chairperson of the Board of Directors shall so notify the nominating the stockholder within the time frame prescribed in the bylaws and the nominating shareholder shall have the opportunity to cure such deficiencies also in accordance with the bylaws. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

                                 ANNUAL REPORT

         A copy of the Company's Annual Report to Stockholders for the fiscal year ended April 30, 1997 accompanies this Proxy Statement and should be read in conjunction herewith. For purposes of this proxy statement, the following sections of the Annual Report to Stockholders are incorporated herein by reference:

         (a) Financial Statements and Supplementary Data beginning on page 10.
         (b)    Quarterly Results of Operations on page 8.

         (c)    Management's Discussion and Analysis on pages 6 through 9.

                                                                       Exhibit A

                                    FORM OF

                            STOCKHOLDERS RESOLUTION
                                  AMENDING THE
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               ANSOFT CORPORATION

         WHEREAS, the Board of Directors of Ansoft Corporation (the "Company") by unanimous resolution adopted and approved by the Board on June 17, 1997 has recommended that it is in the best interests of the Company to amend the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") for the purposes of increasing the number of authorized shares of the Company's common stock, par value $.01 per share (the "Common Stock") from 10,000,000 shares to 25,000,000 shares; and

         WHEREAS, the Board has recommended that the proposed amended to the Certificate of Incorporation be presented to the stockholders of the Company for their consideration and approval at the 1997 Annual Meeting of the Stockholders.

         NOW, THEREFORE, BE IT RESOLVED, that pursuant to provisions of Section 242 of the Delaware General Corporation Law, the stockholders of the Company do hereby approve the amendment to the Certificate of Incorporation and the filing and recording of a Certificate of Amendment and all other instruments and documents which the proper officers of the Company deem necessary, appropriate or convenient to effectuate the amendment of the Company's Certificate of
Incorporation:

         BE IT FURTHER RESOLVED, that Article FOURTH of the Amended and Restated Certificate of Incorporation of the Company be, and hereby is, amended in its entirety to henceforth provide as follows:

                  FOURTH: The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is 26,000,000 shares which shall be divided as follows: (i) 25,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"); and (ii) 1,000,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock"). The designations and the powers, preferences and relative, participating, optional or other rights of the capital stock and the qualifications, limitations or restrictions thereof are as follows:

                  A. COMMON STOCK PROVISIONS

                     1. Voting Rights. Except as otherwise required by law or expressly provided herein, the holder of each share of the Common Stock shall have one vote on each matter submitted to a vote of the stockholders of the Corporation.

                     2. Dividend Rights. The holders of the Common Stock shall be entitled to receive dividends at such times and in such amounts as may be determined by the Board of Directors of the Corporation.

                     3. Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and subject to the preferential rights, if any, of any outstanding Preferred Stock, such preferential rights to be determined by the Board, the holders of the Common Stock shall be entitled to share ratably in the remaining assets of the Corporation.

                  B. PREFERRED STOCK PROVISIONS

                  The Board of Directors is hereby expressly authorized, at any time or from time to time, to divide any or all of the shares of Preferred Stock into one or more series, and in the resolution or resolutions establishing a particular series, before issuance of any of the shares thereof, to fix and determine the number of shares and the designation of such series, so as to distinguish it from the shares of all other series and to fix and determine the voting rights (which may be full, limited, multiple or fractional or none), designations, preferences, qualifications, privileges, limitations, options, conversion rights, restrictions and other special or relative rights of the Preferred Stock of such series, to the fullest extent now or hereafter permitted by the laws of the State of Delaware; provided, however that neither the terms of the class nor any such series shall be established by the Board of Directors without the approval of the holders of the series Preferred Stock then outstanding, voting separately as a class, if such approval would then be required by law to authorize a class or series of stock having such terms, and until such approval shall have been obtained the class or any such series of Preferred Stock shall not be deemed to be authorized. The Board of Directors may in its discretion, at any time or from time to time, issue or cause to be issued all or any part of the authorized and unissued shares of Preferred Stock for consideration of such character and value as the Board of Directors shall from time to time fix or determine.

                               PRELIMINARY COPIES

ANSOFT CORPORATION  PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, SEPTEMBER 11, 1997
                                   SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Nicholas Csendes and Zoltan Cendes, and each of them, with full power of substitution, as proxies (the "Proxies") to vote all shares of Common Stock which the undersigned is entitled to vote at the above stated Annual Meeting of stockholders, and any adjournments thereof, upon the matters set forth in the Notice and Proxy Statement, as follows:

1. ELECTION OF DIRECTORS to the Company's Board of Directors whose term expires at the 1998 Annual Meeting of stockholders (check one box only).

   / /  FOR all nominees listed below:     / /  WITHHOLD AUTHORITY to vote for all nominees listed below:
        Zoltan J. Cendes, Ph.D.           Nicholas Csendes               Thomas A.N. Miller

        Jacob K. White, Ph.D.             John N. Whelihan               Ulrich L. Rohde, Ph.D.

     TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, CHECK THE "FOR ALL NOMINEES" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW:

__________________________________.

2. AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK FROM 10,000,000 SHARES TO 25,000,000 SHARES.

      / / FOR                   / /  AGAINST                / /  ABSTAIN

3. RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK, LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING APRIL 30, 1998.

      / / FOR                   / /  AGAINST                / /  ABSTAIN

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

         In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting of shareholders, and any adjournments thereof.

                  (Continued and to be signed on reverse side)

         THIS PROXY WILL BE VOTED AS SPECIFIED HEREIN. IF NO DIRECTION IS GIVEN THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF, INCLUDING WITHOUT LIMITATION, THE ELECTION OF ANY PERSON TO THE BOARD OF DIRECTORS FOR WHICH A BONA FIDE NOMINEE IS NAMED IN THE PROXY STATEMENT AND IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE. A VOTE FOR THE NOMINEES LISTED WILL GIVE THE PROXIES DISCRETIONARY AUTHORITY TO CUMULATE ALL VOTES TO WHICH THE UNDERSIGNED IS ENTITLED AND ALLOCATE THEM IN FAVOR OF ANY ONE OF THE NOMINEES, AS THE PROXIES DETERMINE.

ANY PROXY HERETOFORE GIVEN BY THE UNDERSIGNED WITH RESPECT TO SUCH STOCK IS HEREBY REVOKED.

RECEIPT OF NOTICE OF THE ANNUAL MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED.

PLEASE SIGN, DATE, AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

                          Dated ........................................, 1997

                          PLEASE SIGN EXACTLY AS NAME APPEARS AT LEFT.

                          ....................................................
                                                                   (Signature)

                          ....................................................
                                                   (Signature if held jointly)

                          ....................................................